      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000
                                              REGISTRATION NO. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                           -------------------------

                                 CERTICOM CORP.
             (Exact name of Registrant as Specified in its Charter)

YUKON TERRITORY, CANADA               7371                   NOT APPLICABLE
  (Province or Other       (Primary Standard Industrial     (I.R.S. Employer
    Jurisdiction of         Classification Code Number)   Identification Number)
    Incorporation or
     Organization)

     5520 EXPLORER DRIVE, MISSISSAUGA, ONTARIO L4W 5L1 CANADA (905) 507-4220
         (Address and telephone number of Principal Executive Offices)

                   CERTICOM CORP. EMPLOYEE STOCK PURCHASE PLAN
                  CERTICOM CORP. 2000 UNITED STATES STOCK PLAN
                            (Full title of the Plans)

                            -------------------------

                              RICHARD D. BROUNSTEIN
      SENIOR VICE PRESIDENT FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY,
            CERTICOM CORP., A DELAWARE CORPORATION AND WHOLLY OWNED
                          SUBSIDIARY OF THE REGISTRANT
              25801 INDUSTRIAL BOULEVARD, HAYWARD, CALIFORNIA 94545
                     (Name and Address of Agent for Service)
                                 (510) 780-5400
          (Telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
                               GREGORY T. DAVIDSON
                           GIBSON, DUNN & CRUTCHER LLP
                               1530 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 849-5300

                           -------------------------


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                     PROPOSED          PROPOSED
                                                                      MAXIMUM           MAXIMUM           AMOUNT OF
           TITLE OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE      AGGREGATE         REGISTRATION
            TO BE REGISTERED                    REGISTERED(1)(3)     PER SHARE(2)    OFFERING PRICE(2)       FEE
----------------------------------------------- ------------------ ----------------- ----------------- ----------------
Common Shares                                   1,500,000 shares        $46.16        $69,240,000.00     $18,280.00
=======================================================================================================================

(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the Certicom Corp. Employee Stock Purchase Plan and the Certicom Corp. 2000 United States Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Certicom Corp. Common Shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares on Nasdaq National Market on May 12, 2000, which was $46.16.

(3) The Certicom Corp. Employee Stock Purchase Plan authorizes the issuance of up to 500,000 Common Shares, and the Certicom Corp. 2000 United States Stock Plan authorizes the issuance of up to 1,000,000 Common Shares, none of which were subject to outstanding options as of the date of filing this Registration Statement on Form S-8.

================================================================================

                                     PART I

Item 1.   PLAN INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

          (1) the Registrant's Registration Statement on Form F-10 (Registration No. 333-11586) filed on March 2, 2000, and all amendments and supplements thereto; and

          (2) the description of our Common Shares, which is contained in our Registration Statement on Form 8-A (File No. 1-15010), filed on March 14, 2000.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

          Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the Business Corporations Act (Yukon) (the "YBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or person who acts or acted at the Registrant's request as a director or officer of another body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives:

          (a) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant;

          (b) with court approval, against all costs, charges and expenses reasonably incurred by him or her in connection with an action brought by or on behalf of the Registrant or body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate; and

          (c) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of having been a director or officer of the Registrant or body corporate, if he or she was substantially successful on the merits of his or her defense of the action or proceeding;

PROVIDED, in all cases, such director or officer (i) acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

          The By-laws of the Registrant provide that the Registrant shall indemnify every director or officer of the Registrant, every former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives to the extent permitted by YBCA.

          The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers that covers, among other things, U.S. SEC claims, subject to certain corporate deductibles. The annual premium payable by the Company in respect of such insurance is approximately $504,000. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          4.1               Certicom Corp. Employee Stock Purchase Plan

          4.2               Certicom Corp. 2000 United States Stock Plan

          5                 Opinion of Anton Campion MacDonald Oyler

          23.1              Consent of Anton Campion MacDonald Oyler (included in Exhibit 5)

          23.2              Consent of Deloitte & Touche LLP

          24                Power of Attorney (included on the signature page hereof)

Item 9.   UNDERTAKINGS.

          A.       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Certicom Corp. Employee Stock Purchase Plan and the Certicom Corp. 2000 United States Stock Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on May 16, 2000.

                                 CERTICOM CORP.

                                 By     \s\ Richard P. Dalmazzi
                                      --------------------------------------
                                 Richard P. Dalmazzi
                                 President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose signature appears below constitutes and appoints Richard P. Dalmazzi and Richard D. Brounstein, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

                    SIGNATURE                                        TITLE                             DATE
\s\ Richard P. Dalmazzi                             President, Chief Executive Officer and
-------------------------------------               Director (Principal Executive Officer)         May 16, 2000
Richard P. Dalmazzi

\s\ Richard D. Brounstein                           Senior Vice President Finance,
-------------------------------------               Chief Financial Officer and Secretary          May 16, 2000
Richard D. Brounstein                               (Principal Financial Officer and
                                                    Principal Accounting Officer)

\s\ Bernard Crotty                                  Director
-------------------------------------
Bernard W. Crotty                                                                                  May 16, 2000

                                                    Director
-------------------------------------
Philip C. Deck

\s\ William T. Dodds                                Director
-------------------------------------
William T. Dodds                                                                                   May 16, 2000

\s\ Erling E. Rasmussen                             Director
-------------------------------------
Erling E. Rasmussen                                                                                May 11, 2000

\s\ Louis E. Ryan                                   Director
-------------------------------------
Louis E. Ryan                                                                                      May 16, 2000

                                                    Director
-------------------------------------
William J. Stewart

\s\ Scott A. Vanstone                               Director
-------------------------------------
Scott A. Vanstone                                                                                  May 11, 2000

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement on Form S-8, solely in his capacity as the duly authorized representative of Certicom Corp. in the United States in the City of Hayward, State of California on May 16, 2000.

                                 By:  \s\ Richard D. Brounstein
                                    --------------------------------------------
                                          Richard D. Brounstein
                                          Senior Vice President Finance,
                                          Chief Financial Officer and Secretary
                                          Certicom Corp., a Delaware corporation

                                  EXHIBIT INDEX

Exhibit                    Description
-------                    -----------
4.1                        Certicom Corp. Employee Stock Purchase Plan

4.2                        Certicom Corp. 2000 United States Stock Plan

5                          Opinion of Anton Campion MacDonald Oyler

23.1                       Consent of Anton Campion MacDonald Oyler (included in Exhibit 5)

23.2                       Consent of Deloitte & Touche LLP

24                         Power of Attorney (included on the signature page hereof)